                                                   EXHIBIT (23)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement of AT&T Corp. on Form S-8 of the AT&T RETIREMENT SAVINGS AND PROFIT SHARING PLAN (Registration No. 33-39708) of our report dated April 29, 1994, on our audits of the financial statements of the AT&T RETIREMENT SAVINGS AND PROFIT SHARING PLAN at December 31, 1993 and 1992 and for the year ended December 31, 1993, and the supplemental schedules at December 31, 1993.


Coopers & Lybrand
New York, New York
May 5, 1994